EXHIBIT (4)(E)

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER
                                                   --------------
ANY STATE SECURITIES LAWS IN RELIANCE ON EXEMPTIONS PROVIDED BY THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF SPPC FUNDING LLC (THE "NOTE ISSUER") THAT SUCH NOTE IS
                                                 -----------
BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND THAT SUCH NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IF SUCH RESALE, PLEDGE OR TRANSFER (A) IS MADE IN ACCORDANCE WITH SECTION 2.05 OF THE INDENTURE REFERRED TO HEREIN AND (B) IS MADE (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (II) TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER WHO IS AWARE THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

REGISTERED
No. 01.           $24,000,000

                      SEE REVERSE FOR CERTAIN DEFINITIONS


     THE PRINCIPAL OF THIS SERIES 1999-1 NOTE WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS SERIES 1999-1 NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                            SPPC FUNDING LLC NOTES,
                                 SERIES 1999-1

       Note Interest           Original Principal         Scheduled Final       Final Maturity
       -------------           ------------------         ---------------       --------------
           Rate                      Amount                Maturity Date              Date
           ----                      ------                -------------              ----
           6.40%                  $24,000,000              March 25, 2009       March 25, 2011

     SPPC Funding LLC, a limited liability company organized and existing under the laws of the State of Delaware (herein referred to as the "Note Issuer"), for
                                                              -----------
value received, hereby promises to pay to California Infrastructure and Economic Development Bank Special Purpose Trust SPPC-1, or registered assigns, the Original Principal Amount shown above in quarterly installments on the Payment Dates and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before the Final Maturity Date shown above and to pay interest, at the
Note Interest Rate
shown above, on each March 25, June 25, September 25 and December 25 or, if any such day is not a Business Day, the next succeeding Business Day, commencing on June 25, 1999 and continuing until the earlier of the payment of the principal hereof and the Final Maturity Date (each a "Payment Date"), on the principal
                                            ------------
amount of this Series 1999-1 Note (this "Series 1999-1 Note").  Interest on this
                                         ------------------
Series 1999-1 Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from April 9, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Series 1999-1 Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Series 1999-1 Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Note Issuer with respect to this Series 1999-1 Note shall be applied first to interest due and payable on this Series 1999-1 Note as provided above and then to the unpaid principal of and premium, if any, on this Series 1999-1 Note, all in the manner set forth in Section 8.02 of the Indenture.

     Reference is made to the further provisions of this Series 1999-1 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Series 1999-1 Note.

     Unless the certificate of authentication hereon has been executed by the Note Trustee whose name appears below by manual signature, this Series 1999-1 Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Note Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.


Date:  April 9, 1999          SPPC FUNDING LLC,


                              By:        RICHARD K. ATKINSON
                                     ---------------------------
                                     Name:   Richard K. Atkinson
                                     Title:  Assistant Treasurer


                 NOTE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated: April 9, 1999

     This is one of the Series 1999-1 Notes designated above and referred to in the within-mentioned Indenture.

                              BANKERS TRUST COMPANY OF CALIFORNIA, N.A., not in its individual capacity but solely As Note Trustee,


                              By:    PETER BECKER
                                    ------------------------------
                                     Authorized Signatory

                               [REVERSE OF NOTE]


     This Series 1999-1 Note (this "Series 1999-1 Note") is one of a duly
                                    ------------------
authorized issue of Notes of the Note Issuer, designated as its Notes (herein called the "Notes"), issued and to be issued in one or more Series, under an
            -----
Indenture dated as of April 9, 1999 and a Series Supplement thereto (such Indenture and Series Supplement, each as supplemented or amended, are herein referred to collectively as the "Indenture"), each between the Note Issuer and
                                 ---------
Bankers Trust Company of California, N.A., as Note Trustee (the "Note Trustee",
                                                                 ------------
which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Note Issuer, the Note Trustee and the Holders of the Notes. All terms used in this Series 1999-1 Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture.

     The Series 1999-1 Notes and any other Series of Notes issued by the Note Issuer are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

     The principal of this Series 1999-1 Note shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding principal balance thereof on such Payment Date (after giving effect to all payments of principal, if any, made on such Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule, which is attached to the related Series Supplement as Schedule A, unless payable earlier either because (x) an Event of Default shall have occurred and be continuing and the Note Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes of all Series have declared the Notes of all Series to be immediately due and payable in accordance with Section 5.02 of the Indenture,
(y) the Note Issuer, at its option, shall have called for the redemption of the Series 1999-1 Notes pursuant to Section 10.01 of the Indenture or (z) the Note Issuer shall have called for the redemption of the Series 1999-1 Notes pursuant to Section 10.04 of the Indenture if the Seller is required to repurchase the Transition Property pursuant to Section 5.01(b) of the Sale Agreement. However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Indenture. The entire unpaid principal amount of this Series 1999-1 Note shall be due and payable on the earlier of the Final Maturity Date hereof, the Optional Redemption Date, if any, and the Mandatory Redemption Date, if any, hereof. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing, and the Note Trustee or the Holders of the Notes representing not less than a majority of the Outstanding Amount of the Notes of all Series have declared the Notes of all Series to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Series 1999-1 Notes shall be made pro rata to the Holders of the Series 1999-1 Notes entitled thereto based on the respective principal amounts of the Series 1999-1 Notes held by them.

     Payments of interest on this Series 1999-1 Note due and payable on each Payment Date, together with the installment of principal or premium, if any, shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Series 1999-1 Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the Record Date or in such other manner as may be provided in the related Series Supplement, except that with respect to Notes registered on the Record Date in the name of the Certificate Trustee, payments will be made by wire transfer in immediately available funds to the account designated by the Certificate Trustee and except that the final installment of principal and premium, if any, payable with respect to this Series 1999-1 Note on a Payment Date shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Series 1999-1 Note be submitted for notation of payment. Any reduction in the principal amount of this Series 1999-1 Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Series 1999-1 Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Series 1999-1 Note on a Payment Date, then the Note Trustee, in the name of and on behalf of the Note Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Series 1999-1 Note and shall specify the place where this Series 1999-1 Note may be presented and surrendered for payment of such installment.

     The Note Issuer shall pay interest on overdue installments of interest at the Note Interest Rate to the extent lawful.

     As provided in the Indenture, the Series 1999-1 Notes may be redeemed, in whole but not in part, at the option of the Note Issuer on any Payment Date at the Optional Redemption Price if, after giving effect to payments that would otherwise be made on such Payment Date, the Outstanding Amount of the Series 1999-1 Notes has been reduced to less than five percent of the initial principal balance thereof. In addition, as provided in the Indenture, if the Seller is required to repurchase the Transition Property pursuant to Section 5.01(b) of the Sale Agreement, the Note Issuer will be required to redeem all outstanding Series of Notes, including the Series 1999-1 Notes, on or before the fifth Business Day following the Repurchase Date (as defined in the Sale Agreement).

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Series 1999-1 Note may be registered on the Note Register upon surrender of this Series 1999-1 Note for registration of transfer at the office or agency designated by the Note Issuer pursuant to the Indenture, duly endorsed by, or accompanied by (a) a written instrument of transfer in form satisfactory to the Note Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an institution that is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP);
(ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Note Trustee, and (b) such other documents as the Note Trustee may require, and thereupon one or more new Series 1999-1 Notes of Minimum Denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Series 1999-1 Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Section 2.04 or 9.06 of the Indenture not involving any transfer.

     Each Noteholder, by acceptance of a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Note Issuer or the Note Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Note Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Note Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Note Trustee in its individual capacity, any holder of a beneficial interest in the Note Issuer or the Note Trustee or of any successor or assign of the Note Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Note Trustee has no such obligations in its individual capacity).

     Prior to the due presentment for registration of transfer of this Series 1999-1 Note, the Note Issuer, the Note Trustee and any agent of the Note Issuer or the Note Trustee may treat the Person in whose name this Series 1999-1 Note is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Series 1999-1 Note and for all other purposes whatsoever, whether or not this Series 1999-1 Note be overdue, and neither the
Note Issuer, the Note Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Note Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Note Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding of each Series to be affected. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes of all Series, on behalf of the Holders of all the Notes, to waive compliance by the Note Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Series 1999-1 Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Series 1999-1 Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Series 1999-1 Note. The Indenture also permits the Note Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

     The term "Note Issuer" as used in this Series 1999-1 Note includes any
               -----------
successor to the Note Issuer under the Indenture.

     The Note Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Note Trustee and the Holders of Notes under the Indenture.

     The Series 1999-1 Notes are issuable only in registered form in denominations as provided in the Indenture and the related Series Supplement, subject to certain limitations therein set forth.

     THIS SERIES 1999-1 NOTE, THE INDENTURE AND THE RELATED SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     No reference herein to the Indenture and no provision of this Series 1999-1 Note or of the Indenture shall alter or impair the obligation of the Note Issuer, which is absolute and unconditional, to pay the principal of and interest on this Series 1999-1 Note at the times, place, and rate, and in the coin or currency herein prescribed.

     The Holder of this Series 1999-1 Note by the acceptance hereof agrees that, notwithstanding any provision of the Indenture or the related Series Supplement to the contrary, the Holder shall have no recourse against the Note Issuer, but shall look only to the Collateral, with respect to any amounts due to the Holder under this Series 1999-1 Note.

                                  ASSIGNMENT

   Social Security or Taxpayer I.D. or Other Identifying Number of Assignee


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                        (name and address of assignee)

the within Series 1999-1 Note and all rights thereunder, and hereby irrevocably constitutes and appoints______________, attorney, to transfer said Series 1999-1 Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated:__________________           _______________